EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of July 8, 2002, between Imagis Technologies Inc., a British Columbia corporation (the "Company"), and OSI Systems Inc., a California corporation ("Holder").

RECITALS

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has entered into a subscription agreement the ("Subscription Agreement") with Holder pursuant to which Holder is purchasing 1,166,667 shares (together with any Price Adjustment Shares, as defined in the Subscription Agreement, the "Shares") of the common shares, without par value (the "Common Shares"), of the Company and 291,667 warrants (the "Warrants"), each Warrant to purchase one Common Share (collectively, the "Warrant Shares"); and

     WHEREAS, the Company has agreed to grant to Holder certain registration rights with respect to the Shares and Warrant Shares being issued to Holder pursuant to the Subscription Agreement upon the terms and conditions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Automatic Registration.

           (a)     The Company shall prepare and file with the Securities and Exchange Commission (the "SEC"), a registration statement (the "Registration Statement") and such other documents, including a prospectus, as may be necessary, in order to comply with the provisions of the Securities Act of 1933, as amended (the "Act"), so as to permit the public sale of the Registrable Shares (defined below). The Company will use reasonable commercial efforts to file the Registration Statement within 45 days from the Closing Date (as defined in the Subscription Agreement), respond to the SEC's comments (if any) within 10 business days of receipt of said comments and use its best efforts to cause the Registration Statement to become effective within 120 days from the Closing Date.

2.     Registrable Shares.      For purposes of this Agreement, the term "Registrable Shares" shall mean each of the Shares and Warrant Shares (whether issued or issuable) and any securities issued or issuable with respect to the Shares or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued, any such securities shall cease to be Registrable Shares registerable hereunder upon the earlier of (a) the sale of such securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), (b) the distribution thereof to the public pursuant to Rule 144 (or any successor provision) under the Act, (c) a transfer pursuant to which new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Act or any similar state law then in force, (d) they shall have ceased to be outstanding, or (e) any and all legends restricting transfer thereof may been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Act.

     3.     Covenants of the Company With Respect to Registration. The Company hereby covenants and agrees as follows:

           (a)     Following the effective date of the Registration Statement, the Company shall, upon the request of Holder, forthwith supply such reasonable number of copies of the Registration Statement and prospectus meeting the requirements of the Act as shall be reasonably requested by Holder to permit Holder to make a public distribution of the Registrable Shares. The obligations of the Company hereunder with respect to the Registrable Shares are expressly conditioned on Holder's furnishing to the Company such appropriate information concerning Holder, the Registrable Shares and the terms of Holder's offering of such shares as the Company may request.

           (b)     The Company will pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to this Agreement, including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that Holder shall be solely responsible for the fees of any counsel or advisor retained by Holder in connection with such registration and any transfer taxes or brokerage discounts, selling commissions or selling fees applicable to the Registrable Shares sold by Holder pursuant thereto.

           (c)     The Company will use reasonable efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

           (d)     The Company shall use its best efforts to keep the Registration Statement effective until the twelve month anniversary of its effective date or, if earlier, until the distribution contemplated in the Registration Statement has been completed.

           (e)     The Company shall notify Holder in writing at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in the Registration Statement (including any document to be incorporated by reference therein) contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, to the extent it is obligated to continue to use its best efforts to keep the Registration Statement effective pursuant to Section 3(d), at the request of the Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holder any such supplement or amendment.

           (f)     The Company shall notify Holder promptly and in writing, (i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and, to the extent it is obligated to continue to use its best efforts to keep the Registration Statement effective pursuant to Section 3(d), the Company shall promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

           (g)     Nothing contained in this Agreement shall require the Company to undergo an audit, other than in the ordinary course of business.

           (h)     In the event that the Company grants to any purchasers of securities of the Company in any private placement completed within twelve months from the date of this Agreement (the "Other Securities") a penalty, liquidation reimbursement, liquidated damages or similar payment in the event that the Company does not file a registration statement covering the Other Securities by a specified date or a registration statement covering the Other Securities is not declared effective by a specified date, if the Registration Statement has not been filed and/or declared effective by the SEC by the respective date(s) on which the payment to the holders of the Other Securities is due, the Company will make a payment to the Holder at the same rate (i.e., pro rata based on the aggregate purchase price of the Registrable Shares and the aggregate purchase price of the Other Securities) as paid to the holders of Other Securities

     4.     Covenant of Holder.

           (a)     Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to any registration statement covering Registrable Shares or a supplement to the prospectus included therein or that a stop order has been issued by the SEC, shall promptly discontinue the sale of the Registrable Shares until Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

           (b)     Holder agrees to fully cooperate with the Company and to furnish to the Company such information regarding Holder as the Company may from time to time deem reasonably necessary in connection with the preparation and filing of any registration statement covering the Registrable Shares.

           (c)     The Holder, upon receipt of notice from the Company that an event of the kind described in Sections 3(e) or (f) (ii) or (iii) has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide immediately after such notice.

           (d)     It shall be a condition precedent to the obligations of the Company under this Agreement that the Holder shall furnish to the Company such information regarding itself, the Registrable Shares and other securities of the Company held by it and the intended method of liabilities of the Registrable Shares as still be reasonably requested to effect the filing and effectiveness of the Registration Statement and registration of such Registrable Shares.

     5.      Indemnification.

           (a)     The Company agrees to indemnify and hold harmless Holder, the affiliates of Holder, the directors, partners, officers, employees and agents of Holder and each person who controls Holder within the meaning of either the Act or the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses or losses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished (or failed to furnish in the case of an omission or alleged omission) to the Company by or on behalf of Holder specifically for inclusion therein, (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Registration Statement or prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended, provided that Holder received prior written notice of such suspension; and (iii) the Company shall not be liable to any indemnified party with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the fact that such indemnified party sold Registrable Shares to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus or of the prospectus as then amended or supplemented in any case where such delivery is required by the Act, if the loss, claim, damage or liability of such indemnified party results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the prospectus or in the prospectus as then amended or supplemented.

           (b)     Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such statement, omission, alleged statement or alleged omission was made in reliance upon and in conformity with information furnished to the Company by the Holder, (ii) results from the use of the prospectus during a period when the use of the prospectus has been suspended, provided that Holder received prior written notice of such suspension, or (iii) results from the fact that the Holder sold Registrable Shares to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus or of the prospectus as then amended or supplemented in any case where such delivery is required by the Act, if the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the prospectus or in the prospectus as then amended or supplemented, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses or losses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

           (c)     Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or investigation, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to promptly notify the indemnifying party will not relieve the indemnifying party from liability under Section 5(a) or 5(b) hereof unless it is prejudiced thereby. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified parties shall have the right to employ one separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnified party shall not settle or compromise any action for which it seeks indemnification or contribution hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

           (d)     The obligations of the Company and Holder under this Section 5 shall survive the completion of any offering of Registrable Securities.

     6.     Amendments . This Agreement may only be amended by a written instrument executed by the Company and Holder.

     7.     Notices. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to Holder, addressed to OSI Systems Inc., 12525 Chadron Avenue, Hawthorne, CA 90250, Attention: Mr. Deepak Chopra, President and Chief Executive Officer; if to the Company to: Imagis Technologies Inc., Suite 1630, 1075 West Georgia Street, Vancouver, BC, Canada V6E 3C9, Attention: Iain Drummond, President and Chief Executive Officer, with a copy to Blank Rome Tenzer Greenblatt, LLP, Attention: Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174 (or such other addresses as each party may designate by notice hereunder from time to time).

     8.     Assignment . The Holder's rights under this Agreement may only be assigned by the Holder if such assignment is consented to in writing by the Company.

     9.     Governing Law. This Agreement shall be deemed to have been made and delivered in Los Angeles County, California, and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California. Each of Holder and the Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in the courts of Los Angeles County, or in the United States District Court for the Central District of California, unless such court shall have refused such jurisdiction, (2) waives any objection which Holder or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the courts of Los Angeles County, and the United States District Court for the Central District of California in any such suit, action or proceeding. Each of Holder and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the above-named courts and agrees that service of process upon the Holder or the Company, as the case may be, mailed by certified mail to Holder's address or the Company's address, as the case may be, set forth in Section 7 of this Agreement shall be deemed in every respect effective service of process upon Holder or the Company, as the case may be, in any such suit, action or proceeding.

     10.      Counterparts. This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     11.     Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     12.      Severability. If any provision of this Agreement, or the application of such provisions to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

IMAGIS TECHNOLOGIES INC.

By:     /s/ Iain Drummond
           Name: Iain Drummond
          Title: President and Chief Executive Officer
Address:        Suite 1630 - 1075 W. Georgia Street
                     Vancouver, BC, Canada V6E 3C9
Telephone:     (604) 684-2449
Telecopier:     (604) 684-4601

HOLDER: OSI SYSTEMS, INC.

By:     /s/ Deepak Chopra
           Name: Deepak Chopra
          Title: President and Chief Executive Officer
Address:        12525 Chadron Avenue
                      Hawthorne, California 90250
Telephone:     (310) 978-0516
Telecopier:     (310) 978-3898